                                                                  Exhibit 7


                       ASSIGNMENT AND ASSUMPTION AGREEMENT


     THIS AGREEMENT is made the 5th day of June, 1995

     BETWEEN:

     (1)  HM Holdings, Inc., a Delaware corporation (the "Assignor"); and

     (2) JUSI Holdings, Inc., a Delaware corporation and a wholly-owned indirect subsidiary of U.S. Industries, Inc. (the "Assignee").

     WHEREAS:

     (A) Assignor is a party to that certain Stockholder Agreement dated as of August 1, 1991 between HM Holdings, Inc. and Ground Round Restaurants, Inc. (the "Agreement"), and wishes to assign its rights and obligations under the Agreement to Assignee.

     (B) Assignee wishes to acquire the Assignor's rights and to assume all of the Assignor's obligations and liabilities under the Agreement.

     NOW, THEREFORE, it is hereby agreed as follows:

     1. Assignor hereby assigns, transfers, conveys and delivers all of its rights and interest in and to the Agreement to the Assignee.

     2. Assignee hereby accepts the assignment of the Assignor's rights and interest in the Agreement and agrees to be bound by, and assumes all the obligations and liabilities of Assignor under, the Agreement.

     3. This Assignment and Assumption Agreement shall be binding on and inure to the benefit of the Assignor and the Assignee and their respective successors and assigns.

     4. This Assignment and Assumption Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     5. Neither of the parties hereto shall impeach this Agreement on the grounds that any of the Directors of Assignor stand in any fiduciary position to Assignee or that any of the Directors of Assignee stand in any fiduciary position to
















     NYFS02...:\13\51513\0220\1664\ASI5205S.25A

          Assignor or that the Directors of either party do not constitute an independent Board.

               IN WITNESS WHEREOF, Assignor and Assignee have caused this Agreement to be signed and delivered by their respective officers, thereunto duly authorized, all as of the date first written above.


                              HM HOLDINGS, INC.


                              By:/s/ George H. Hempstead
                                 ------------------------------------------
                                 Name:  George H. Hempstead
                                 Title: Vice President


                              JUSI HOLDINGS, INC.


                              By:/s/ George H. MacLean
                                 ------------------------------------------
                                 Name:  George H. MacLean
                                 Title: Vice President